AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,
EXHIBIT 32.1

In connection with Form 10-KSB Annual Report of Winmax Trading Group Inc. (the "Company") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      o the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      o the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: October 29, 2004

/s/ Gerald E. Sklar
-------------------------
Gerald E. Sklar
Chief Executive Officer,
Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Winmax Trading Group, Inc. and will be retained by Winmax Trading Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.